AGREEMENT


     This Agreement (this "Agreement") is made as of the 5th day of September, 2000 by and between PURCHASE POOLING INVESTMENT FUND, a Texas general partnership managed by HW Capital, L.P. ("Investor"), and EDGE TECHNOLOGY GROUP, INC., formerly known as Visual Edge Systems Inc. (the "Company").

                            RECITALS:

     WHEREAS, Investor desires to contribute the Preferred Stock
(as hereafter defined) to the Company in exchange for the issuance by the Company to the Investor of 2,644,841 shares of Company common stock, par value $.01 per share (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and the Company hereby agree as follows:

     1. Subscription; Delivery of Shares. Investor hereby irrevocably subscribes for and agrees to purchase 2,644,841 Shares upon the terms and conditions set forth herein, and herewith tenders to the Company (i) 9,593,824 shares of PurchasePooling.com, Inc. Series A Convertible Preferred Stock (the "Preferred Stock"), par value $.0001 per share (the "Purchase Payment"), and (ii) except as specifically set forth herein, all contractual rights of Investor that are incidental to the Preferred Stock under the Securities Purchase Agreement dated as of May 1, 2000 (the "Securities Agreement"), the Voting Agreement dated as of May 1, 2000, the Investors' Rights Agreement dated as of May 1, 2000, and the Co-Sale and First Refusal Agreement dated as of May 1, 2000, in each instance governing the terms upon which the Preferred Stock was issued (collectively, the "Ancillary Agreements"). The Purchase Payment shall not include options (or warrants) granted under the Ancillary Agreements to acquire 375,000 and 125,000 shares of common stock of PurchasePooling.com, Inc. granted to Lyda-CKH, LLC or its designee and Pierre Koshakji or his designee, respectively (which items were granted for such parties' participation on PurchasePooling.com, Inc.'s initial Board of Directors).

     2.   Intentionally Omitted.

     3. Representations and Warranties of Investor as to the Shares. Investor hereby represents and warrants to the Company as follows:

          3.1 Shares for Account of Investor. The Shares are being acquired for the account of Investor for investment purposes only, and are not being purchased with a view to or for the resale or distribution thereof, and Investor has no contract, undertaking, agreement or arrangement with, and has no present plan to enter into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Shares or any portion thereof (provided, nothing contained in this representation shall prohibit the right of Investor to distribute all or a portion of the Shares to the current partners of Investor).

          3.2  Shares Not Registered Under Securities Laws.
     Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the
     "Securities Act"), nor qualified under the securities laws of any state in reliance upon exemptions from the registration and qualification requirements of such statutes.

          3.3 Legend on Shares. Investor has been informed and understands and agrees that certificates representing the Shares shall bear a legend on their face, customary under applicable United States federal law, restricting the sale, pledge, hypothecation or other transfer of the Shares or any interest therein, in the absence of registration and qualification under any applicable United States federal and state laws or an opinion of counsel, satisfactory in form and content to the Company, that, under the specific circumstances described therein, the proposed disposition is exempt from such requirements.

          3.4 Financial Ability of Investor. Investor (a) has the financial ability to bear the economic risk of its investment in the Shares (including the possible loss of the entire amount thereof), (b) has adequate means for providing for its current and future needs and personal contingencies notwithstanding (i) Investor's investment in the Shares,
     (ii) the unavailability of any tax, financial or other benefits from Investor's investment in or ownership of the Shares, or (iii) the complete loss of Investor's entire investment in the Shares, and (c) has no need for liquidity with respect to its investment in the Shares.

          3.5 Investor Sophistication. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained sufficient information from the Company to enable it to evaluate the risks of an investment in the Shares.

          3.6 Offer Communicated Directly. The offer to sell the Shares was directly communicated to Investor by the Company by means of this Agreement. At no time was Investor presented with, or solicited by or through, any leaflet, public promotional meeting, television advertisement or any other form of general advertising.

          3.7 Representations Not Conflicting. Neither the Company nor any person acting on behalf of the Company has made any statement, assertion, representation, warranty or other communication to Investor that was contrary to any provisions of this Agreement.

          3.8 Receipt of Other Information. Investor has had the opportunity to ask questions of, and receive answers from, the Company or its authorized representatives pertaining to an investment in the Shares.

          3.9 Suitability of Investment. Investor has determined that the Shares are a suitable investment for it and that, at this time, it is able to bear a complete loss of its investment in the Shares.

          3.10 Independent Investment Decision. In making a decision to invest in the Shares, Investor has relied solely upon independent investigations made by it and is not relying on the Company or its authorized representatives with respect to tax or other economic considerations involved in an investment in the Shares.

          3.11 Accredited Investor. Each partner of Investor is an accredited investor within the meaning of Rule 501 of Regulation D of the Securities Act.

     4. Representations and Warranties of Investor as to this Agreement and the Preferred Stock. Investor hereby represents and warrants to the Company as follows:

          4.1 Authority. Investor is duly organized and validly existing and has all requisite power to execute, deliver and perform this Agreement and the transactions contemplated hereby.

          4.2 Authorization. Investor has duly authorized the execution, delivery and performance of this Agreement.

          4.3 Enforceability. This Agreement has been duly executed and delivered by Investor, and constitutes the valid and binding agreement of Investor, enforceable against Investor in accordance with its terms, except as (i) enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws and general principles of equity affecting creditors' rights generally, in each case as now or hereafter in effect, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          4.4 Consents. The execution, delivery and performance of this Agreement will not require Investor to obtain or perform any (i) registration, filing, consent or approval under any law, rule, regulation, judgment, order, writ, decree, permit or license, or (ii) consent or approval of any other party to the Securities Agreement or to any of the Ancillary Agreements or any other person or entity.

          4.5 Ownership of Preferred Stock. Investor is the sole record and beneficial owner of the Preferred Stock, free and clear of all liens, claims and encumbrances, and the transfer of such Preferred Stock to the Company shall vest in the Company ownership of such Preferred Stock, free and clear of all liens, claims and encumbrances (in each case, except for restrictions on transfer provided in the Ancillary Agreements).

          4.6 Litigation. There is no action, suit, claim, proceeding or investigation pending or threatened against Investor, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would question Investor's ownership of the Preferred Stock or the validity of, or prevent the consummation of, the transaction contemplated by this Agreement.

          4.7 Finders. Investor has not directly or indirectly dealt with anyone acting in the capacity of a finder or broker and has not incurred any obligation for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement.

     5. Representations and Warranties of the Company as to the Preferred Stock. The Company hereby represents and warrants to the Investor as follows:

          5.1 Preferred Stock for Account of the Company. The shares of Preferred Stock are being acquired for the account of the Company for investment purposes only, and are not being purchased with a view to or for the resale or distribution thereof, and the Company has no contract, undertaking, agreement or arrangement with, and has no present plan to enter into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Preferred Stock or any portion thereof.

          5.2 Preferred Stock Not Registered Under Securities Laws. The Company understands that the Preferred Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under the securities laws of any state in reliance upon exemptions from the registration and qualification requirements of such statutes.

          5.3 Legend on Preferred Shares. The Company has been informed and understands and agrees that the certificates representing the Preferred Stock shall bear the following legends:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT."

          THE SHARES REPRESENTED HEREBY AND THE VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A VOTING AGREEMENT AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF THE VOTING AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

          THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A CO-SALE AND FIRST REFUSAL AGREEMENT AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE CORPORATION AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION. THE CORPORATION

          WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH
          AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

          5.4 Financial Ability of the Company. The Company (a) has the financial ability to bear the economic risk of its investment in the Preferred Stock (including the possible loss of the entire amount thereof), (b) has adequate means for providing for its current and future needs and personal contingencies notwithstanding (i) the Company's investment in the Preferred Stock, (ii) the unavailability of any tax, financial or other benefits from the Company's investment in or ownership of the Preferred Stock, or (iii) the complete loss of the Company's entire investment in the Preferred Stock, and (c) has no need for liquidity with respect to its investment in the Preferred Stock.

          5.5 Investor Sophistication. The Company has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Preferred Stock and has obtained sufficient information from PurchasePooling.com, Inc. to enable it to evaluate the risks of an investment in the Preferred Stock.

          5.6 Offer Communicated Directly. The offer to sell the Preferred Stock was directly communicated to the Company by Investor by means of this Agreement. At no time was the Company presented with, or solicited by or through, any leaflet, public promotional meeting, television advertisement or any other form of general advertising.

          5.7  Representations Not Conflicting.  Neither
     PurchasePooling.com, Inc., Investor nor any person acting on behalf of either of them has made any statement, assertion, representation, warranty or other communication to the Company that was contrary to any provisions of this Agreement.

          5.8 Receipt of Other Information. The Company has had the opportunity to ask questions of, and receive answers from, PurchasePooling.com, Inc., Investor or its authorized representatives pertaining to an investment in the Preferred Stock.

          5.9 Suitability of Investment. The Company has determined that the shares of Preferred Stock are a suitable investment for it and that, at this time, it is able to bear a complete loss of its investment in the Preferred Stock.

          5.10 Independent Investment Decision. In making a decision to invest in the Preferred Stock, the Company has relied solely upon independent investigations made by it and is not relying on PurchasePooling.com, Inc., Investor or their respective authorized representatives with respect to tax or other economic considerations involved in an investment in the Preferred Stock.

     6. Representations and Warranties of the Company as to this Agreement and to the Shares. The Company hereby represents and warrants to Investor as follows:

          6.1 Authority. The Company is duly organized and validly existing and has all requisite power to execute, deliver and perform this Agreement and the transactions contemplated hereby.

          6.2 Authorization. The Company has duly authorized the execution, delivery and performance of this Agreement.

          6.3 Enforceability. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as
     (i) enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws and general principles of equity affecting creditors' rights generally, in each case as now or hereafter in effect, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          6.4 Consents. The execution and delivery of this Agreement will not require the Company to (i) obtain or perform any registration, filing, consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit or license or (ii) consent or approval of any other party to any material agreement of the Company.

          6.5 Validly Issued. Upon receipt of the Purchase Payment, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims and encumbrances (other than the restrictions on transfer specified herein).

          6.6 Litigation. There is no action, suit, claim, proceeding or investigation pending or threatened against the Company, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would question Investor's ownership of the Shares or the validity of, or prevent the consummation of, the transaction contemplated by this Agreement.

          6.7 Finders. The Company has not directly or indirectly dealt with anyone acting in the capacity of a finder or broker and has not incurred any obligation for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement.

7. Registration Rights. Reference is hereby made to that certain Registration Rights Agreement dated June 13, 1997 by and among the Company and certain stockholders of the Company (including Glacier Capital Limited and Summitt Capital Limited, collectively "G&S"), as subsequently amended (the "Registration Rights Agreement"). The Company hereby grants to Investor piggyback or incidental registration rights associated with the Shares (including each partner of Investor upon any distribution of the Shares to such partners) as contemplated by Section 2.2 of the Registration Rights Agreement in connection with any registration rights requested by G&S under the Registration Rights Agreement on the terms specified therein.

     8. Right to Participate in Financing. In addition to and not in lieu of the preemptive rights granted to the holder of the Preferred Stock under the Ancillary Agreements, Investor hereby represents and warrants to the Company that it has obtained the agreement of

PurchasePooling.com, Inc. to afford the Company a right to acquire up to twenty percent (20%) of the securities issuable by PurchasePooling.com, Inc. in the next round of equity financing contemplated by PurchasePooling.com, Inc., subject to the agreement attached hereto.

     9. Reliance on Representations and Warranties. It is understood and agreed that the Company has relied and will rely upon the representations and warranties of Investor contained in this Agreement for purposes of determining whether Investor meets the investor suitability standards imposed under state and federal securities laws and regulations in order to enable the Company to decide whether the offer and sale of the Shares may be made without registration under applicable federal and state securities laws and regulations in reliance upon exemptions provided thereunder. It is understood and agreed that Investor has relied and will rely upon the representations and warranties of the Company contained in this Agreement for purposes of determining whether the Company meets the investor suitability standards imposed under state and federal securities laws and regulations in order to enable Investor to decide whether the offer and sale of the Preferred Stock may be made without registration under applicable federal and state securities laws and regulations in reliance upon exemptions provided thereunder.

     10.  No Assignment.   Neither party may transfer or assign
this Agreement or any right, title or interest in, to or under this Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall he void and without effect.

     11. Governing Law. This Agreement shall be governed by and controlled in accordance with the laws substantive of the State of Texas without regard to conflict of law provisions.

     12. Headings. The headings of the sections of this Agreement are for reference only and shall not limit or otherwise affect the interpretation or effect of any term or provision.

     13. Binding Agreement. Except as expressly set forth to the contrary, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     14.  Indemnification.

          (a) Investor acknowledges its understanding of the representations, warranties and covenants set forth herein and that the Company relied upon such representations, covenants and warranties and Investor agrees to indemnify, defend and save harmless the Company, its directors, officers, agents, and employees, and each of them, from and against any and all loss, liability, claim, damage, and expense (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever), arising out of or based upon any false representation or warranty or breach or failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with Investor's investment in the Shares.

          (b) The Company acknowledges its understanding of the representations, warranties and covenants set forth herein and that Investor relied upon such representations, covenants and warranties and Investor agrees to indemnify, defend and save harmless Investor, its partners, managers, agents, and employees, and each of them, from and against any and all loss, liability, claim, damage, and expense (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever), arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company to any of the foregoing in connection with the Company's investment in the Preferred Stock.

     15. Survival of Terms. All representations, warranties, acknowledgments and agreements contained herein shall survive the closing of this Agreement.


                    (signature page follows)

                         PURCHASE POOLING INVESTMENT FUND,
                         a Texas general partnership

                         By:  HW Capital, LP,
                              its Investment Manager

                              By:  HW Capital GP LLC, its general
                                   partner


                                   By:    /s/ J. Keith Benedict
                                        ------------------------
                                   Name:  J. Keith Benedict
                                        ------------------------
                                   Title:   Vice President
                                          ----------------------



                         EDGE TECHNOLOGY GROUP, INC.
                         (formerly known as Visual Edge Systems,
                         Inc.)


                         By:   /s/ Pierre Koshakji
                            ------------------------------------
                         Name:   Pierre Koshakji
                              ----------------------------------
                         Title:  Chief Executive Officer
                               ---------------------------------